Exhibit 10.35

Shanghai Bohao Information Technology Co., Ltd.

Memorandum of Key Terms for Equity Acquisition

October 16, 2014

This memorandum of key terms (the “Memorandum”) is executed in Shanghai by and between Asia Pacific Future Education Company Limited (the “Acquirer”), Shanghai Bohao Information Technology Co., Ltd. (the “Company”) and current shareholders of the Company (hereinafter, collectively “Current Shareholders”). The key terms contained in the Memorandum may be affected by the following factors: financial, commercial and legal due diligence results carried out by the Acquirer, approval of board of directors of the Acquirer, and agreement between the Acquirer and the Company on the definitive transaction documents, etc.

The Memorandum only represents the intention of parties in relation to this transaction. Save for “confidentiality”, “validity term”, “exclusivity” and “governing law” clauses, the Memorandum does not constitute a legally binding agreement. The key terms of the transaction under the Memorandum shall be subject to the definitive agreements to be executed by and between the Acquirer and the Current Shareholders.

Target company:	Shanghai Bohao Information Technology Co., Ltd.
Current Shareholders and shareholding:	Qiu Feng, Tuo Peifa As at the date of the Memorandum, the registered capital of the Company is RMB5,000,000, and below is the shareholding percentage of each of Current Shareholders:
	Shareholders	Registered capital	Contribution percentage
	Qui Feng	RMB2,500,000	50%
	Tuo Peifa	RMB2,500,000	50%
	Total	RMB5,000,000	100%

Acquirer:	Schenzhen Asia-Pacific Future Education Technology Development Co., Ltd.
Valuation:	Pre-closing valuation: RMB50,000,000
Method:	100% equity acquisition
Consideration:	RMB30,000,000
Payment method:	See the supplemental memorandum to be executed by parties
Expenses:	Each of the Acquirer, the Company and the Current Shareholders shall bear all of its own expenses incurred in relation to the due diligence, preparation of transaction documents and closing (including but not limited to the fees paid to legal counsels, accountants and investment counsels) and other expenses incurred in the transaction.
Equity transfer agreement:	The transaction shall be carried out in accordance with the definitive equity transfer agreement and other transaction documents to be executed which contain representations and warranties, closing obligations, post-closing covenants, liability for breach of contract, etc. which are usually adopted in similar transactions.
Validity term:	The Memorandum shall be effective from the signing date of the legal representative or the authorized representative of the Acquirer and the Company (together with seal of the Company) and the Current Shareholders, and expire on the earlier of (a) 150 days from the effective date of the Memorandum; and (b) execution date of definitive legal documents.
Exclusivity:	Within the validity term of the Memorandum, without prior written consent of the Acquirer, the Company, the Current Shareholders or any of their affiliates, senior officer, director or representative shall not solicit, initiate, consider, encourage or accept any of the following offers or proposals provided by any party: (a) any investment in the Company; (b) any acquisition of all or part of the equity interests or assets of the Company; (c) merge, consolidation or other kinds of acquisition of the Company or its business; or (d) capital reorganization, asset reorganization or other irregular business transactions involving or related to the Company; or participate in any discussion, negotiations and other kinds of communications in relation to the above matters, or provide other entities with information related to the above matters, or cooperate, assist, participate in, promote or encourage other entities’ attempt to do the above matters.
Confidentiality:	Each party agrees that any clause of the Memorandum or any matters agreed during the negotiation shall not be disclosed to any third party other than the Acquirer, the Company and the Current Shareholders.
Governing law:	The binding clauses in the Memorandum shall apply the laws of People’s Republic of China. Any disputes among the parties in relation to the Memorandum shall be resolved in accordance with the arbitration of Beijing Arbitration Commission.
Counterparts:	The Memorandum shall be executed in four counterparts, with each party holding one counterpart. All counterparts shall be deemed as original and constitute one and the same instrument.

The Memorandum is only for discussion purpose. Save for the “validity term”, “exclusivity”, “confidentiality” and “governing law” clauses, other clauses are not legally binding. The Memorandum shall be subject to other transaction documents and the definitive agreements to be executed by parties which are legally binding.

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A party having no objection to the Memorandum shall deliver signing pages to other parties before January 15, 2015.

Acquirer:

Shenzhen Asia-Pacific Future Education Technology Development Co., Ltd. (Seal)

/s/ Li Wei Fu

Legal representative/authorized representative

Date: October 6, 2014

The Company:

Shanghai Bohao Information Technology Co., Ltd. (Seal)

/s/ Tuo Peifa

Legal representative/authorized representative

Date: October 6, 2014

Current Shareholders:

Qiu Feng

/s/ Qiu Feng

Date: October 6, 2014

Tuo Peifa

/s/ Tuo Peifa

Date: October 6, 2014

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Shanghai Bohao Information Technology Co., Ltd.

Supplemental Terms for the Memorandum of Key Terms for Equity Acquisition

Shenzhen Asia-Pacific Future Education Technology Development Co., Ltd. (the “Acquirer”), Shanghai Bohao Information Technology Co., Ltd. (the “Company”) and current shareholders of the Company (hereinafter, collectively “Current Shareholders”) conclude the following supplemental terms in relation to the payment method term of the memorandum for equity acquisition (the “Memorandum”):

1.	the consideration for the acquisition is RMB30 million;
2.	as the Acquirer is preparing the listing of securities in the U.S., the definitive acquisition agreement will be entered into after the listing. Within five business days after the signing of the Memorandum, the Acquirer shall pay to the Current Shareholders the first instalment of consideration of RMB5 million in a lump sum;
3.	after the completion of the listing, the Acquirer shall pay additional RMB5 million to the Current Shareholders and parties shall complete relevant equity transfer formalities;
4.	after the completion of equity transfer formalities, the Acquirer shall pay remaining RMB 5 million to the Current Shareholders and transfer certain number of stocks of the listed company to the Current Shareholders, the value of which shall amount to RMB15 million, calculated on the basis of trading price as of the listing date.
5.	The supplemental terms shall become effective simultaneously with the Memorandum.

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Acquirer:

Shenzhen Asia-Pacific Future Education Technology Development Co., Ltd. (Seal)

/s/ Li Wei Fu

Legal representative/authorized representative

Date:

The Company:

Shanghai Bohao Information Technology Co., Ltd. (Seal)

/s/ Tuo Peifa

Legal representative/authorized representative

Date:

Current Shareholders:

Qiu Feng

/s/ Qiu Feng

Date:

Tuo Peifa

/s/ Tuo Peifa

Date:

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Shanghai Bohao Information Technology Co., Ltd.

Supplemental Terms for the Memorandum of Key Terms for Equity Acquisition

Date: March 2, 2015

Whereas:

1.	Shenzhen Asia-Pacific Future Education Technology Development Co., Ltd. (the “Acquirer”), Shanghai Bohao Information Technology Co., Ltd. (the “Company”) and current shareholders of the Company (hereinafter, collectively “Current Shareholders”) have executed a memorandum of key terms for the Company’s equity acquisition in Shanghai on October 6, 2014. (the “Memorandum”)

2.	According to the validity term clause of the Memorandum, the Memorandum shall expire on the earlier of (a) 150 days from the effective date of the Memorandum; and (b) execution date of definitive legal documents.

3.	As of the execution date of the supplemental memorandum, no definitive legal documents have been entered into by parties, and therefore the Memorandum shall expire soon.

After friendly negotiations, parties agree to revise the validity term clause of the Memorandum as follows:

Validity term	The Memorandum shall be effective from the signing date of the legal representative or the authorized representative of the Acquirer and the Company (together with seal of the Company) and the Current Shareholders, and expire on the earlier of (a) one year from the effective date of the Memorandum; and (b) execution date of definitive legal documents.

The supplemental memorandum shall be effective as of the date first written above after duly signed by the legal representative or the authorized representative of the Acquirer and the Company (together with seal of the Company), and the Current Shareholders.

Acquirer:

Shenzhen Asia-Pacific Future Education Technology Development Co., Ltd. (Seal)

/s/ Li Wei Fu

Legal representative/authorized representative

The Company:

Shanghai Bohao Information Technology Co., Ltd. (Seal)

/s/ Tuo Peifa

Legal representative/authorized representative

Current Shareholders:

Qiu Feng	Tuo Peifa
/s/ Qiu Feng	/s/ Tuo Peifa

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